Exhibit 99.1

PRESS RELEASE

Laureate Pharma to Produce Lpath’s Breakthrough Therapeutic Antibody for Phase I Clinical Trials

Laureate will manufacture recombinant Sphingomab™, a human therapeutic antibody for treatment of cancer and various ocular and cardiovascular conditions

Princeton, New Jersey, and San Diego, California, August 22, 2006: Lpath, Inc. (OTC: LPTN), the first to generate therapeutic monoclonal antibodies against bioactive lipids, and Laureate Pharma, Inc., a full-service biopharmaceutical development and protein production company, today announced that they have entered into an agreement to produce recombinant Sphingomab™.

Sphingomab™ is Lpath’s humanized monoclonal antibody specific for sphingosine-1-phosphate (S1P).  It is designed for use as a potential therapeutic for diseases like cancer and various ocular and cardiovascular conditions.  Laureate will provide cell line development, optimization, and upstream and downstream process development, followed by cGMP manufacture of the product for use in clinical trials.

“Lpath has developed an impressive and unmatched ability to generate monoclonal antibodies against bioactive lipids,” notes Robert J. Broeze, Ph.D., president and CEO of Laureate Pharma.  “We are excited Lpath has chosen Laureate Pharma to design and implement a manufacturing process that will make this medical breakthrough available for clinical trials.”

Dr. Bill Garland, Lpath’s vice president of preclinical development, commented, “Given Laureate’s decades of experience producing monoclonal-antibody therapeutics and their state-of-the-art facilities, Laureate Pharma was a compelling choice for Lpath and a great fit with our manufacturing strategy.”

Scott Pancoast, Lpath CEO added, “This marks an important milestone for Lpath, as we move our flagship product, Sphingomab™, into preclinical development, and we begin focusing on our Phase I clinical trials currently slated for late 2007.”

Sphingomab™ is a monoclonal antibody against a validated cancer target, sphingosine-1-phosphate (S1P). It has demonstrated impressive results in preclinical studies against multiple forms of solid-tumor and blood-borne cancers, against Age-related Macular Degeneration (AMD), and against post-M.I. heart failure.

About Laureate Pharma, Inc.

Laureate Pharma is a full-service biopharmaceutical development and protein production company located in Princeton, New Jersey. Laureate Pharma offers superior bioprocessing services that accelerate new products from development through production.  Laureate provides a wide range of specialized services from process design and development to full-scale cGMP production, purification, aseptic filling, testing, validation, analytical services, and regulatory support.  Laureate is focused on two active segments of the biopharmaceutical industry: monoclonal antibodies and recombinant protein products. Laureate Pharma, Inc. is a partner company of Safeguard Scientifics, Inc. (NYSE: SFE; www.safeguard.com).  For more information, contact Michael Cavanaugh, Vice President Sales, Marketing, and Business Development at (609) 919-3400, or info@laureatepharma.com or visit www.laureatepharma.com.

About Lpath, Inc.

Lpath, Inc., headquartered in San Diego, California, is the category leader in lipidomic-based therapeutics, an emerging field of medical science whereby bioactive signaling lipids are targeted for treating important human diseases.  Lpath’s lead product candidate, Sphingomab™, is a monoclonal antibody against a validated cancer target, sphingosine-1-phosphate (S1P), and has demonstrated compelling results in preclinical studies against multiple forms of cancers, against AMD, and against heart failure.  Sphingomab™ is potently anti-angiogenic, yet it has other mechanisms of action that may prove advantageous in the clinical setting.  Lpath’s second product candidate, Lpathomab™, is a monoclonal antibody against lysophosphatidic acid (LPA), a key bioactive lipid that has been long recognized as a significant promoter of cancer-cell growth and metastasis in a broad range of tumor types.  For additional information, visit www.lpath.com.

About Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations.  For example, there can be no assurance that required clinical trials will be successful, necessary regulatory approvals will be obtained, or the proposed treatments will prove to be safe or effective.  Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, our limited experience in the development of therapeutic drugs, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on research grants, current and future competition, and other risks described from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Lpath Contacts:

Lpath, Inc.

Scott R. Pancoast

President & CEO

(858) 678-0800 x104

Lpath Investor Relations

Liolios Group, Inc.

Geoffrey Plank, geoffrey@liolios.com

Ron Both, ron@liolios.com